Exhibit 99.1

FOR IMMEDIATE RELEASE –February 28, 2006

Westland Development Co., Inc. (“Westland”) announced that on February 24, 2006, it signed a definitive agreement and Plan of Merger (the "Merger Agreement") with SHNM Acquisition Corp. ("SHNM") and terminated the existing Amended and Restated Plan of Merger Agreement (the "ANM Agreement") with ANM Holdings, Inc. (“ANM”).

Under the terms of the Merger Agreement, Westland's shareholders will be entitled to receive $255 per share in cash at the closing of the merger. Under the terms of the ANM Agreement, Westland's shareholders were to receive $200 per share in cash. The $255 per share price to be received by Westland's shareholders under the terms of the Merger Agreement represents a 27.5% premium over the $200 per share price negotiated with ANM. In addition, SHNM has agreed to contribute $1 million for 100 years following the closing of the merger, into a trust for the charitable purpose of promoting and preserving the ancestral heritage of Westland's shareholders and the history of the Atricso Land Grant and to otherwise serve the local community. The first deposit is to be made at the closing of the merger.

Westland's entry into the Merger Agreement with SHNM occurred at the conclusion of a post-signing market-check process led by Westland's Board of Directors. The market-check process was conducted during the period following the execution of the execution of the ANM Agreement on February 1, 2006. Westland terminated the ANM Agreement and entered into the Merger Agreement following the unanimous approval of such actions by the Westland Board of Directors. Concurrently with the termination of the ANM Agreement, Westland paid a termination fee of $5 million to ANM, as required under the ANM Agreement.

The terms of the Merger Agreement are substantially similar to those in the ANM Agreement, but, in addition to the distinctions described above, contain less contingencies to the closing of the merger. The closing of the merger is conditioned upon customary closing conditions for a transaction of this type, and requires the affirmative approval of holders of two-thirds of Westland’s outstanding no-par and Class B common shares, each voting as a separate class, and antitrust clearance. The Merger Agreement contains no financing or diligence contingencies. If the Merger Agreement is terminated under certain circumstances, Westland may be required to pay SHNM a termination fee of $5 million.

It is anticipated that Westland will file with the SEC the proxy material related to this Merger Agreement as promptly as reasonably possible. Upon completion of the SEC review the proxy material will be mailed to the shareholders of record as of a record date yet to be determined and will state the date, time and location of the special shareholder’s meeting at which the merger will be considered and voted upon. It is now anticipated that the special shareholders’ meeting will be held sometime during the first weeks of May 2006.

Westland is a land holding and developing company that owns undeveloped land on Albuquerque’s west side. It is now believed that when the survey is completed the total acreage owned by Westland will be approximately 55,000 acres. In the past Westland estimated the number of acres that it owned as approximately 57,000 acres. Westland was formerly called the Town of Atrisco, a community land grant which was the successor the successor to the Spanish Land Grant called the Atrisco Grant.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which will be filed by Westland on a Current Report on Form 8-K shortly.

In connection with the proposed merger, Westland intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS IN AND SHAREHOLDERS OF WESTLAND'S COMMON SHARES ARE URGED TO READ THESE MATERIALS WHEN THEY

BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESTLAND, THE MERGER AGREEMENT AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Westland with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by Westland by contacting Westland Development Co., Inc. Investor Relations at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., Investor Relations, 401 Coors Blvd, NW, Albuquerque, NM 87121. shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Westland and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the shareholders of Westland in connection with the merger. Information about the executive officers and trustees of Westland and the number of Westland’s common shares beneficially owned by these persons is set forth in Westland’s Form 10-KSB/A Annual Report for the year ended June 30, 2005, which was filed with the SEC on September 30, 2005. Investors and Shareholders obtain additional information regarding the direct and indirect interests of Westland and its executive officers and directors in the Merger by reading the proxy statement regarding the merger when it becomes available.

Statements about the expected timing, completion and effects of the merger and all other statements in this release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Westland may not be able to complete the merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. These factors will be more fully described in the proxy statement that Westland intends to file with the Securities and Exchange Commission.